EXHIBIT 10.5


                            CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                       OF

                             VERILINK CORPORATION



The undersigned, Directors of Verilink Corporation, a corporation existing under the laws of the State of Delaware, pursuant to Section 242 and pursuant to the Orders of the United States Bankruptcy Court for the Northern District of Alabama in Case Nos. 06-80566 and 06-80567 do hereby certify and declare as follows:

1. The amendment to the Certificate of Incorporation of Verilink Corporation set forth below was approved unanimously by the Board of Directors of the Corporation effective as of May 1, 2008.

2. Shareholder approval is not required by virtue of the Orders of the Bankruptcy Court Order, a copy of which is attached as Exhibit "A" and incorporated herewith as though fully set out and the Bankruptcy Court having the requisite authority and jurisdiction.


NOW, THEREFORE, BE IT RESOLVED by the Board of Directors that the Articles of Incorporation be and hereby are amended by adding a new last paragraph to
Article 4, as follows, to-wit:

                                 AMENDMENT ONE

      Stock Reversal Split. Effective as of this 1st day of May, 2008 (the "Effective Date"), each share of the Corporation's common stock issued and outstanding immediately prior to the Effective Date (the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed (the "Reverse Common Stock Split") into 2581[nd ]of one share of common stock (1/2581), a par value of $0.001 per share (the "Post-Split Common Share"). Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Pre-Split Common Stock (the "Pre-Split Certificates", whether one or more) shall be entitled to receive upon surrender of such Pre-Split Certificates to the Corporations Secretary for cancellation, a certificate or certificates (the "Post Split Certificates", whether one or more) representing the number of whole shares of Post-Split Common Stock formerly represented by such Pre-Split Certificates so surrendered, are classified pursuant to the terms thereof. If more than one Pre-Split Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Post-Split Common Stock for which the Post-Split Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Pre-Split
      Certificates so that in which the Pre-Split Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Pre-Split Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporations' Secretary that such taxes are not payable. NO FRACTIONAL SHARES SHALL BE ISSUED. Any fractional share shall be cancelled.




IN WITNESS WHEREOF, WE HAVE SIGNED THIS CERTIFICATE OF AMENDMENT THIS 1ST DAY OF MAY, 2008.


VERILINK CORPORATION



James Ditanna, President/Sole Director





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